Exhibit 99.1

NEWS RELEASE	February 24, 2009

XTRA-GOLD RESOURCES ANNOUNCES STOCK REPURCHASE

XTRA-GOLD RESOURCES CORP. (the ‘Company’) – ‘XTGR’ (OTCBB - NASD) is pleased to announce that the Board of Directors has approved the purchase from time to time of some of the outstanding common shares of the Company, either in private transactions or in market transactions.

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with our properties located in Ghana, West Africa.

For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President at (416) 579-2274.